EXHIBIT 4.4


                                                                  EXECUTION COPY



                          AMENDMENT TO RIGHTS AGREEMENT

          This Amendment to Rights Agreement (this "Amendment"), dated as of January 22, 2004, by and between UNION PLANTERS CORPORATION, a Tennessee corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation ("Rights Agent"), further amends that certain Rights Agreement (the "Rights Agreement"), dated as of January 19, 1999, by and between the Company and Union Planters Bank, National Association, as amended by the Company and the Rights Agent as of December 3, 2001. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

          WHEREAS, the Company's Board of Directors has approved, and the Company intends to execute, an Agreement and Plan of Merger (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), dated as of January 22, 2004, by and between the Company and Regions Financial Corporation, a Delaware corporation ("Regions Financial"), pursuant to which the Company and Regions Financial will be merged with and into a direct wholly owned subsidiary of the Company and Regions Financial organized under Delaware law ("Newco"), with Newco as the surviving corporation (the "Merger");

          WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are in the best interests of the Company and its shareholders;

          WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that an amendment to the Rights Agreement as set forth herein is necessary and desirable to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

          WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Rights Agreement, subject to the limitations set forth in such Section 26; and

          WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth herein;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:

          A. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate alphabetical locations:

          "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of January 22, 2004, by and between the Company and Regions Financial, as it may be amended, supplemented, modified or replaced from time to time.

          "Newco" shall mean a direct wholly owned subsidiary of the Company and Regions Financial organized under Delaware law, into which the Company and Regions Financial will merge in the Merger.

          "Regions Financial" means Regions Financial Corporation, a Delaware corporation.

          B. Amendment of the Definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither Regions Financial, Newco nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person as a result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement."

          C. Amendments to Section 3.

          Section 3(b) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

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

          Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as a new Section 3(e):

          " (e) Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement, including but not limited to under Section 11 hereof, by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

          D. Effective Date of Amendment. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

          E. Effect of Amendment. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby. This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed.

          F. Waiver of Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

          G. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          H. Governing Law. This Amendment shall be deemed to be a contract made under the law of the Commonwealth of Kentucky and for all purposes shall be governed by and construed in accordance with the law of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

          I. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          J. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                                  UNION PLANTERS CORPORATION

                                                  By:  /s/ Jackson W. Moore
                                                       -------------------------
                                                  Name:  Jackson W. Moore
                                                  Title:  Chairman, President
                                                          and Chief Executive
                                                          Officer



                                                  AMERICAN STOCK TRANSFER &
                                                  TRUST COMPANY

                                                  By:  /s/ Joseph Wolf
                                                       -------------------------
                                                  Name:  Joseph Wolf
                                                  Title:  Vice President



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